Exhibit 10.14
                                                                 -------------

                              SETTLEMENT AGREEMENT


     This Settlement Agreement (this "Agreement") is made and entered into as of June 16, 2003 by and among (i) Kelly Adams, an individual resident of the State of Utah ("Adams"), Justeene Blankenship, an individual resident of the State of Utah ("Blankenship"), Nicholas Julian, an individual resident of the State of Utah ("Julian"), and Pacific Management Services, Inc., a corporation formerly incorporated under the laws of the State of Utah ("Pacific Management"), collectively referred to in this Agreement as the "Pacific Parties;" and (ii) Provectus Pharmaceuticals, Inc., a Nevada corporation formerly known as "Provectus Pharmaceutical, Inc." ("Provectus"), and Xantech Pharmaceuticals, Inc., a Tennessee corporation ("Xantech") and the successor by merger to Provectus Pharmaceuticals, Inc., a Tennessee corporation ("PPI"), collectively referred to in this Agreement as the "Provectus Parties."

                                    RECITALS
                                    --------

     A. Pursuant to the Letter of Intent dated April 5, 2002 (the "Letter of Intent") between Pacific and PPI, Pacific agreed to permit PPI to acquire control of Provectus.

     B. Pursuant to the Agreement and Plan of Reorganization dated April 22, 2002 (the "Reorganization Agreement") among Provectus, PPI and the PPI Stockholders named therein, Provectus issued 6,680,000 shares of its common stock, par value $.001 per share (each, a "Provectus Share") to the PPI Stockholders named in the Reorganization Agreement in exchange for all of the issued and outstanding capital stock of PPI, and PPI became a wholly owned subsidiary of Provectus.

     C. Pursuant to Section 6.12 of the Reorganization Agreement, the certificates representing the 6,680,000 Provectus Shares issued to the PPI Stockholders (the "Escrowed Shares") were held in escrow by Michael L. Labertew, Attorney at Law ("Labertew"), pending the satisfaction, expiration or waiver of certain obligations.

     D. Adams, for himself and purportedly "as representative of certain Stockholders" of Provectus, has filed suit in the Third Judicial District Court, Salt Lake City, Utah (the "Court"), asserting the right to enforce certain provisions of the Letter of Intent and/or the Reorganization Agreement, including inter alia Section 6.12 of the Reorganization Agreement; such suit is styled Kelly Adams v. Provectus Pharmaceuticals, Inc. and Michael Labertew, Case No. 030908645 (the "Pending Litigation").

     E.  Blankenship  and  Julian  are  the  "certain  Stockholders"   allegedly
represented by Adams in the Pending Litigation.

     F. Labertew has impleaded the Escrowed Shares into the Pending Litigation, and has delivered the certificates representing those shares to the Court.

     G. The Pacific Parties and the Provectus Parties desire to settle the Pending Litigation, to provide for the release of claims, and to enter into certain covenants and agreements.

                                    AGREEMENT
                                    ---------

     THEREFORE, in consideration of the foregoing recitals and of the mutual covenants and agreements contained in this Agreement, the sufficiency of which hereby is acknowledged, the Provectus Parties and the Pacific Parties hereby agree as follows:

                         1. Definitions; Interpretation

1.01. Definitions

     As used in this Agreement, the following terms have the following meanings:

     (a) "Claim" means any action, cause of action, suit, debt, due, sum of money, account, reckoning, bond, bill, specialty, covenant, contract, controversy, agreement, promise, variance, trespass, cost, expense, attorneys' fee, indemnity, damage, judgment, execution, liability, claim, demand and obligation of every kind whatsoever, in law, admiralty or equity, whether known or unknown, suspected or unsuspected.

     (b) "Party" means any Person who executes this Agreement.

     (c)  "Person"  means  an  individual,  partnership,   corporation,  limited
liability  company,  trust,  unincorporated  organization,   association,  joint
venture or a government or agency or political subdivision thereof.

     (d) "Related Person" means, with respect to any Party, any or all of the following, to the extent applicable: past, present and future stockholders, partners, principals, controlling Persons, subsidiaries, directors, officers, affiliates, employees, agents, representatives, attorneys, insurers, and each of their respective estates, trusts, trustees, heirs, predecessors, successors and assigns.

     (e) "Short Sale" means a "short sale," as that term is defined in Rule 3b-3 promulgated under the Securities Exchange Act of 1934.

1.02. Other Definitions

         Terms defined in other provisions of this Agreement have the meanings given in those provisions.

1.03. Rules of Interpretation

     (a) Each term defined in the singular form in Section 1.01 or elsewhere in this Agreement means the plural thereof whenever the plural form is used, and each term defined in the plural form means the singular thereof whenever the singular form is used. The use of a pronoun of any gender is applicable to all genders.

     (b) The words "hereof," "herein," "hereunder" and similar terms when used in this Agreement refer to this Agreement as a whole and not to any particular provision of this Agreement, and article, section, subsection, schedule and exhibit references herein are references to articles, sections, subsections, schedules and exhibits to this Agreement unless otherwise specified.

     (c) A reference to any agreement, document or instrument refers to the agreement, document or instrument as amended or modified and in effect from time to time in accordance with the terms thereof and as permitted herein.

     (d) Except as otherwise specified, a reference to any applicable law refers to the law as amended, modified, codified, replaced or reenacted, in whole or in part, and in effect from time to time, and to any rules and regulations promulgated thereunder; and a reference to any section or other provision of any applicable law refers to that provision of the law from time to time in effect and constituting the substantive amendment, modification, codification, replacement or reenactment of the referenced section or other provision.

     (e) The words "including" and "include" means including without limiting the generality of any description preceding such term, the phrase "may not" is prohibitive and not permissive, and the word "or" is not exclusive.

     (f) Unless otherwise stated in this Agreement, in the computation of a period of time from a specified date to a later specified date, the word "from" means "from but excluding" and the words "to" and "until" each means "to and including."

1.04. Construction

     (a) The headings preceding the text of the sections of this Agreement and the exhibits hereto are for convenience only and shall not be deemed part of this Agreement.

     (b) Each Party has cooperated in, and in any construction to be made of this Agreement shall be deemed to have cooperated in, the drafting and preparation of this Agreement, and no rule of strict construction shall be applied against any Party.

     (c) Each Party has had the assistance of legal counsel of his, her or its own choosing in preparing, reviewing and entering into this Agreement.

                       2. Purchase of Outstanding Shares

2.01. From Adams

     Adams affirms that, on and as of the Effective Date, he has sold to Lawrence Schmelzer and his designees (collectively, the "Schmelzer Group") Two Hundred Three Thousand, Three Hundred Thirty-Three (203,333) Provectus Shares for an aggregate purchase price of Twenty Thousand and No/100 Dollars ($20,000). Adams represents and warrants to Provectus that the Provectus Shares sold by Adams to the Schmelzer Group are all of the Provectus Shares beneficially owned by Adams, directly or indirectly, whether held of record or in "street name" in an account with one or more brokers, dealers, banks, or other institutions.

2.02. From Blankenship

     Blankenship and Julian affirm that, on and as of the Effective Date, Blankenship has sold to the Schmelzer Group Four Hundred Ninety-Three Thousand, Six Hundred Sixty-Six (493,666) Provectus Shares for an aggregate purchase price of One Hundred Seventy Thousand, Three Hundred Forty-Nine and 70/100 Dollars ($170,349.70). Blankenship and Julian represent and warrant to Provectus that the Provectus Shares sold by Blankenship to the Schmelzer Group are substantially all of the Provectus Shares beneficially owned by Blankenship or Julian, directly or indirectly, whether held of record or in "street name" in an account with one or more brokers, dealers, banks, or other institutions, or through any family member or blood relative, and include all of the Provectus Shares issued to either of them pursuant to the Reorganization Agreement.

                                 3. Settlement

3.01. Dismissal of Pending Litigation

     Immediately upon the execution of this Agreement, Adams shall file with the Court a stipulated motion for the dismissal of the Pending Litigation with prejudice, including with such stipulated motion a copy of this Agreement. The Parties shall cooperate in taking any and all other actions necessary or desirable to file this Agreement with the Court and to effect the dismissal of the Pending Litigation with prejudice.

3.02. Return of Escrowed Shares

     Immediately upon the execution of this Agreement, Adams shall file with the Court a stipulated motion for the release from the Court of the certificates representing the Escrowed Shares to the PPI Stockholders named thereon. Such release shall be deemed completed by overnight delivery of the certificates to David L. Morehous, counsel for Provectus, at the address set forth in Section 9 of this Agreement.

                         4. Release by Pacific Parties

4.01. Release of Claims

     Each of the Pacific Parties, for himself, herself or itself and his, her or its respective Related Persons (for purposes of this Section 4, collectively, the "Pacific Releasors"), hereby jointly and severally releases and discharges each of the Provectus Parties and the Related Persons of any and all Provectus Parties (for purposes of this Section 4, collectively, the "Provectus Releasees"), from any and all Claims against any and all Provectus Releasees that any and all Pacific Releasors ever had, now have, or hereafter can, shall or may have, for, upon, or by reason of any matter, cause or thing whatsoever through the Effective Date (for purposes of this Section 4, the "Released Claims").

4.02. Representations and Warranties as to Released Claims

     The Pacific Releasors hereby jointly and severally represent and warrant that they are the sole and lawful owners of all right, title and interest in and to the Released Claims, and that they have not assigned or transferred, or purported or attempted to assign or transfer, in whole or in part, any of the Released Claims against or purportedly against the Provectus Releasees to any third parties. The Pacific Releasors jointly and severally shall indemnify the Provectus Releasees against, and defend and hold them harmless from any Released Claims arising out of or relating to, any such assignment or transfer or any such purported or attempted assignment or transfer of any Released Claims.

4.03. No Proceedings; Indemnification

     The Pacific Releasors hereby jointly and severally covenant not to initiate any action or proceeding seeking recovery on any Released Claim and jointly and severally shall indemnify and hold harmless Provectus Releasees from any and all expenses, including reasonable attorneys' fees, incurred by any Provectus Releasee in responding to any such action or proceeding.

4.04. Acknowledgement

     Each Pacific Releasor acknowledges that he, she or it:

     (a) Is not relying on any representations, warranties, assurances, statements, or other information of any kind provided or made by the Provectus Releasees or their counsel in executing this Agreement and specifically this
Section 4.

     (b) Is aware that he, she or it is releasing Released Claims as to which he, she or it may be currently unaware and only later may come to learn, but is nevertheless willing to enter into this Agreement and specifically this Section 4.

     (c) Intends that, notwithstanding the possibility that the Pacific Releasors or their counsel discover or gain a more complete understanding of the facts, events or law which, if presently known or fully understood, would have affected this Agreement and specifically this Section 4, this Agreement and specifically this Section 4 shall be deemed to have fully, finally, and forever settled any Released Claims without regard to the existence or subsequent discovery of different or additional facts, events or law.

                        5. Release by Provectus Parties

5.01. Release of Claims

     Each of the Provectus Parties, for himself, herself or itself and his, her or its respective Related Persons (for purposes of this Section 5, collectively, the "Provectus Releasors"), hereby jointly and severally releases and discharges each of the Pacific Parties and the Related Persons of any and all Pacific Parties (for purposes of this Section 5, collectively, the "Pacific Releasees"), from any and all Claims against any and all Pacific Releasees that any and all

Provectus Releasors ever had, now have, or hereafter can, shall or may have, for, upon, or by reason of any matter, cause or thing whatsoever through the Effective Date (for purposes of this Section 5, the "Released Claims").

5.02. No Proceedings; Indemnification

     The Provectus Releasors hereby jointly and severally covenant not to initiate any action or proceeding seeking recovery on any Released Claim and jointly and severally shall indemnify and hold harmless Pacific Releasees from any and all expenses, including reasonable attorneys' fees, incurred by any Pacific Releasee in responding to any such action or proceeding.

                                6. Consideration

     Each Party, for himself, herself or itself and his, her or its respective Related Persons, hereby (a) affirms that the release set forth in Section 4 of this Agreement is granted in consideration for (i) the purchase of Provectus Shares from Adams and Blankenship as described in Section 2 of this Agreement and/or (ii) the several covenants and agreements set forth in this Agreement; and (b) acknowledges that such consideration is sufficient consideration for the grants of the releases set forth in Sections 4 and 5 of this Agreement and for the other covenants and agreements of the Parties set forth in this Agreement.

                    7. Confidentiality and Non-Disparagement

7.01. Public Announcement

     The Parties agree that Provectus, at its sole discretion, may disclose the terms of this Agreement to the extent that Provectus may determine that such disclosure is necessary or advisable to comply with Provectus's reporting obligations under the Securities Exchange Act of 1934 and other applicable law.

7.02. Confidentiality

     Except as provided in Section 7.01, the terms of this Agreement shall be considered confidential by the Parties and their respective Related Persons, and the Parties agree to take reasonable steps required to maintain the confidentiality of the terms of this Agreement. Nothing herein shall preclude disclosure of this Agreement or its terms as provided in Section 7.01, or to the outside attorneys, accountants, or auditors of the Parties or as required by law or pursuant to rules of any court in connection with any litigation, arbitration or bankruptcy proceeding or for other legitimate business purposes.

7.03. Non-Disparagement

     (a) None of the Provectus Parties, nor any Person acting on behalf or at the direction of any Provectus Party or any Related Person of a Provectus Party, will take any action after the Effective Date intended to or having the effect of disparaging any of the Pacific Parties or any of their respective Related Persons or make or solicit any comments or statements to the media or other Persons that reasonably might be considered to be derogatory or detrimental to the professional or personal representation of any Pacific Party or Related Person of a Pacific Party.

     (b) None of the Pacific Parties, nor any Person acting on behalf or at the direction of any Pacific Party or any Related Person of a Pacific Party, will take any action after the Effective Date intended to or having the effect of disparaging any of the Provectus Parties or any of their respective Related Persons or make or solicit any comments or statements to the media or other Persons that reasonably might be considered to be derogatory or detrimental to the professional or personal representation of any Provectus Party or Related Person of a Provectus Party.

                         8. Trading in Provectus Shares

     Each of the Pacific Parties hereby agrees that, from and after the Effective Date, no Pacific Party and no Related Person of a Pacific Party, directly or indirectly, shall:

     (a) Engage in or execute any Short Sale of any Provectus Share, whether for his, her or its own account or for the account of any other Person; or

     (b) Sell, purchase, or offer to sell or purchase any Provectus Share at a price lower than the highest current quoted bid price as reported by the OTC Bulletin Board.

                                   9. Notices

     All notices, consents, requests, waivers and other communications required or permitted under this Agreement shall be in writing and shall be deemed to have been made (x) upon actual receipt, when given by hand or confirmed facsimile transmission, (y) one business day after delivery to the carrier, when given by overnight delivery service or (z) two business days after mailing, when given by first-class registered or certified mail, postage prepaid, return receipt requested; in any case to the following address, or to such other address as a Party, by notice to the other Parties given pursuant to this
Section 9, may designate from time to time:

1. If to any Provectus Party, to:      With a copy to:

   Provectus Pharmaceuticals, Inc.     Baker, Donelson, Bearman & Caldwell, P.C.
   Attention: Chief Executive Officer  Attention: David L. Morehous, Esq.
   7327 Oak Ridge Highway, Suite A     Riverview Tower, Suite 2200
   Knoxville, TN 37931                 900 South Gay Street
   Facsimile: 865/769-4011             Knoxville, TN 37902
                                       Facsimile: 865/525-8569

2. If to any Pacific Party, to:                With a copy to:

   Pacific Management Services, Inc.           James N. Barber, Esq.
   c/o Hunt Labertew, LLC                      Suite 100, Bank One Tower
   2469 East Fort Union Blvd., Suite 214       50 West Broadway
   Salt Lake City, UT 84121                    Salt Lake City, UT  84101
   Facsimile: 801/274-1099                     Facsimile: 801/364-3406

                             10. General Provisions

10.01. Governing Law

     This Agreement has been, and shall for all purposes be deemed to have been, executed and delivered within the State of Utah, and the rights and obligations of the parties hereto shall have been construed and enforced in accordance with, and governed by, the laws of the State of Utah.

10.02. Jurisdiction and Venue

     The Parties each hereby (a) submit to the jurisdiction of (i) any state court of competent jurisdiction in and for Salt Lake County, Utah, or in the United States District Court for the District of Utah sitting at Salt Lake City in any action or proceeding arising out of or relating to this Agreement that is initiated by any Provectus Party, or (ii) any state court of competent jurisdiction in and for Knox County, Tennessee, or in the United States District Court for the Eastern District of Tennessee sitting at Knoxville in any action or proceeding arising out of or relating to this Agreement that is initiated by any Pacific Party; (b) agree that all claims in respect of the action or proceeding may be heard and determined in any such court; (c) agree not to bring any action or proceeding arising out of or relating to this Agreement in any other court; (d) waive any defense of inconvenient forum to the maintenance of any action or proceeding so brought and waive any bond, surety, or other security that might be required of any other party with respect thereto; and (e) agree that a final judgment in any action or proceeding so brought shall be conclusive and may be enforced by suit on the judgment or in any other manner provided by law or in equity.

10.03. Entire Agreement; Amendment

     This Agreement is the entire Agreement between the parties with respect to the subject matter hereof. It supersedes all prior and contemporaneous oral and written agreements and discussions. It may be amended only by an agreement in writing, signed by the parties hereto.

10.04. Binding Effect

     This  Agreement  is binding  upon,  and shall  inure to the benefit of, the
parties  hereto  and  their  respective  agents,   employees,   representatives,
officers, directors, subsidiaries, assigns, heirs and successors in interest.

10.05. General Acknowledgment of Parties

     EACH PARTY TO THIS AGREEMENT AFFIRMS THAT HE, SHE OR IT HAS THOROUGHLY READ THE ENTIRE AGREEMENT; THAT HE, SHE OR IT HAS, BEFORE SIGNING THIS AGREEMENT, DISCUSSED THE CONTENTS OF THIS AGREEMENT WITH LEGAL COUNSEL OF HIS, HER OR ITS CHOOSING; AND THAT HE, SHE OR IT FULLY UNDERSTANDS THE MEANING AND INTENT OF THIS AGREEMENT, INCLUDING, BUT NOT LIMITED TO, ITS FINAL AND BINDING EFFECT.

10.06. Counterparts

     This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which shall be one and the same document.



                     * Signatures begin on following page *

                                   SIGNATURES
                                   ----------

     IN WITNESS WHEREOF, the Parties have executed this Agreement on and as of the Effective Date.

                                   The Pacific Parties:

                                   KELLY ADAMS, an individual resident of the State of Utah

                                        Signed: /s/ Kelly Adams
                                                --------------------------------


                                   JUSTEENE BLANKENSHIP, an individual
                                   resident of the State of Utah

                                        Signed: /s/ Justeene Blankenship
                                                --------------------------------


                                   NICHOLAS JULIAN, an individual resident
                                   of the State of Utah

                                        By:  JUSTEENE BLANKENSHIP, an
                                             individual resident of the State of
                                             Utah, under power of attorney (a
                                             copy of which is attached hereto)

                                             Signed: /s/ Justeene Blankenship
                                                     ---------------------------


                                   PACIFIC MANAGEMENT SERVICES, INC., a
                                   corporation formerly incorporated under the laws of the State of Utah

                                             By: /s/ Justeene Blankenship
                                                 -------------------------------
                                                     Justeene Blankenship


                   * Signatures continued on following page *

                                   THE PROVECTUS PARTIES:

                                   PROVECTUS PHARMACEUTICALS, INC., a
                                   Nevada corporation formerly known as
                                   "Provectus Pharmaceutical, Inc."

                                   By: /s/ H. Craig Dees
                                   ---------------------------------------------
                                       H. Craig Dees, Ph.D.
                                       Chief Executive Officer


                                   XANTECH PHARMACEUTICALS, INC., a
                                   Tennessee corporation and the successor by merger to Provectus Pharmaceuticals, Inc., a Tennessee corporation

                                       By: /s/ H. Craig Dees
                                           -------------------------------------
                                           H. Craig Dees, Ph.D.
                                           Chief Executive Officer
























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